As filed with the Securities and Exchange Commission on May 30, 2007

Registration No. 333-89224

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cephalon, Inc.

(Exact name of registrant as specified in charter)

Delaware	23-2484489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

41 Moores Road

Frazer, PA 19355

(610) 344-0200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

John E. Osborn

Executive Vice President, General Counsel and Secretary

Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

(610) 344-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Explanatory Note

Pursuant to a Registration Statement on Form S-3 (File No. 333-89224), filed with the Commission on May 28, 2002 (the “Registration Statement”), Cephalon, Inc. (the “Company”) registered the resale from time to time of an aggregate of 781,694 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) issuable upon conversion of $55,000,000 of the Company’s then-outstanding 3.875% Convertible Promissory Notes for the account of certain selling securityholders.  The Company’s obligation to keep the Registration Statement effective has terminated.  Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering any and all of the shares of Common Stock of the Company registered pursuant to the Registration Statement that have not been sold thereunder and terminating the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Frazer, Commonwealth of Pennsylvania, on May 30, 2007.

Cephalon, Inc.

By:	/s/ Frank Baldino, Jr.
Frank Baldino, Jr., Ph.D.
Chairman and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Baldino, Jr. and J. Kevin Buchi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Baldino, Jr.	Chairman and Chief Executive Officer	May 30, 2007
Frank Baldino, Jr., Ph.D.	(Principal executive officer)

/s/ J. Kevin Buchi	Executive Vice President and Chief Financial	May 30, 2007
J. Kevin Buchi	Officer (Principal financial and accounting officer)

/s/ William P. Egan	Director	May 30, 2007
William P. Egan

/s/ Martyn D. Greenacre	Director	May 30, 2007
Martyn D. Greenacre

Director
Vaughn M. Kailian

/s/ Kevin E. Moley	Director	May 30, 2007
Kevin E. Moley

/s/ Charles A. Sanders	Director	May 30, 2007
Charles A. Sanders, M.D.

/s/ Gail R. Wilensky	Director	May 30, 2007
Gail R. Wilensky, Ph.D.

/s/ Dennis L. Winger	Director	May 30, 2007
Dennis L. Winger